UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                            INTER-TEL, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     [_]  Fee paid previously with preliminary materials:

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          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee
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          statement number, or the form or schedule and the date of its filing.

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

                             INTER-TEL, INCORPORATED

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    _____________APRIL 30, 2001_____________

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the "Company"), an Arizona corporation, will be held on April 30, 2001, at 10:00 a.m., local time, at the Company's office located at 4909 E. McDowell Rd, Suite 106, Phoenix, Arizona 85008, for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

      2. To approve an amendment to the Company's 1997 Long Term Incentive Plan to provide for an automatic increase in the number of shares of Common Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustment for all stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Board of Directors;

      3. To consider and ratify the appointment of the Company's independent auditors; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

         Only shareholders of record at the close of business on March 9, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. A copy of the Company's 2000 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 28, 2001 to all shareholders of record on the record date.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote via telephone pursuant to instructions provided on the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                        Sincerely,

                                        KURT R. KNEIP,
                                        Secretary

Phoenix, Arizona
March 23, 2001

                             INTER-TEL, INCORPORATED
                        120 NORTH 44TH STREET, SUITE 200
                           PHOENIX, ARIZONA 85034-1822

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished by Inter-Tel, Incorporated ("Inter-Tel" or the "Company"), for use at the Annual Meeting of Shareholders to be held April 30, 2001 at 10:00 a.m., local time or at any postponement or continuation of the meeting, if applicable, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office located at 4909 E. McDowell Rd, Suite 106, Phoenix, Arizona 85008. These proxy solicitation materials were mailed on or about March 28, 2001 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

         Only shareholders of record at the close of business on March 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 24,555,622 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

         Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder's votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company's Common Stock held by such shareholder; or (ii) distribute such shareholder's votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder's votes. On all other matters, one vote may be cast for each share held of the Company's Common Stock.

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will have no effect on the approval of such matters.

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Telephone voting will also be allowed pursuant to instructions provided on the proxy card submitted with this proxy.

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or telecopier, without additional compensation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of security holders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2001 must be received by the Company no later than December 1, 2001, in order to be included in the proxy statement and form of proxy relating to such meeting.

INDEPENDENT AUDITORS

         The independent auditors of the Company for the fiscal year ended December 31, 2000 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for the purpose of responding to appropriate questions.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

NOMINEES. Five directors are to be elected at the meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.

         The names of the nominees and certain biographical information relating to the nominees are set forth below.

                                                              Director
Name of Nominees       Age        Current Position(s)         Since
----------------       ---        -------------------         -----

Steven G. Mihaylo      57         Chairman and Chief          1969
                                  Executive Officer
J. Robert Anderson     64         Director                    1997
Jerry W. Chapman       60         Director                    1999
Gary D. Edens          59         Director                    1994
C. Roland Haden        60         Director                    1983

         Mr. Mihaylo, the founder of the Company, has served as Chairman of the Board of Directors of the Company since September 1983, as Chief Executive Officer of the Company since its formation in July 1969, and President since May 1998. Mr. Mihaylo served as President of the Company from 1969 to 1983 and from 1984 to December 1994, and as Chairman of the Board of Directors from July 1969 to October 1982. Mr. Mihaylo also is a director of MicroAge, Inc.

         Mr. Anderson has been a director of the Company since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving from 1978 to 1983 as President of the Ford Motor Land Development Corporation. He served as Senior Vice President, Chief Financial Officer and a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

         Mr. Chapman was elected as a director in December 1999 and previously served as a director in the late 1980's and early 1990's. He recently retired as a partner with Arthur Andersen LLP after over 37 years in public accounting and consulting. During the first half of his career, Mr. Chapman focused his energies in the Audit and Assurance area of practice. In 1980, he moved into the Business and Strategic Consulting areas of practice as well as managing major practice areas for his firms. Mr. Chapman runs a consulting practice that focuses on providing strategic and market driven services for his clients.

         Mr. Edens has been a director of the Company since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation's nine radio stations were sold. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

         Dr. Haden has been a director of the Company since 1983. Dr. Haden has been Vice Chancellor and Dean of Engineering of Texas A&M University since 1993. Previously, he served as Vice Chancellor of Louisiana State University from 1991 to 1993, Dean of the College of Engineering and Applied Sciences at Arizona State University from 1989 to 1991, Vice President for Academic Affairs at Arizona State University from 1987 to 1988, and Dean of the College of Engineering and Applied Sciences from 1978 to 1987. Dr. Haden also formerly served on the board of directors and audit committees of two companies unrelated to Inter-Tel - Square D Company and E-Systems, Inc. Dr. Haden holds a doctoral degree in Electrical Engineering from the University of Texas and has also served on the faculty of the University of Oklahoma.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

                                                                    SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED

                                                                    NUMBER          RIGHT TO     PERCENT
NAME                                                             OF SHARES(1)      ACQUIRE(2)    OF TOTAL
----                                                             ------------      ----------    --------
Steven G. Mihaylo
    120 North 44th Street, Suite 200, Phoenix, Arizona 85034       5,397,484          48,000         21.5
J. Robert Anderson                                                    25,000          25,000            *
Jerry W. Chapman                                                      12,563          10,000            *
Gary D. Edens                                                         40,000          30,000            *
C. Roland Haden                                                       25,487          10,000            *
Norman Stout                                                         117,719 (3)      69,000            *
Craig W. Rauchle                                                     212,871         186,000            *
Ross E. McAlpine                                                     110,109          93,000            *
Jeffrey T. Ford                                                      121,060 (4)      77,400            *
Kurt R. Kneip                                                         77,749 (5)      52,500            *
All directors and executive officers as a group (10 persons)       6,140,042         600,900         24.4

OTHER BENEFICIAL OWNERS:
Thomson Horstmann & Bryant, Inc.                                   1,566,400 (6)          --          6.0
Park 80 West, Plaza Two, Saddle Brook, NJ 07663

Kopp Investment Advisors, Inc.                                     1,450,200 (7)          --          5.6
7701 France Avenue South, Edina, MN 55435

*        Less than 1%.
(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Shares that can be acquired through stock options vested through March 9, 2001, or within 60 days of that date.

(3) With respect to 20,000 of these shares, Mr. Stout shares voting and investment power with his spouse.

(4) With respect to 27,417 of these shares, Mr. Ford shares voting and investment power with his spouse.

(5) With respect to 16,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.

(6) Based solely upon information contained in a Schedule 13G filed February 2, 2001. Of these shares, the reporting person has sole voting power of 775,200 shares and sole dispositive power of all shares.

(7) Based solely upon information contained in a Schedule 13G filed February 2, 2001. Of these shares, the reporting person has sole voting power of 646,000 shares and sole dispositive power of 526,000 shares. Kopp Investment Advisors, Inc. exercises investment discretion as to the remaining 924,200 shares, but it is not the owner of them.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four regularly scheduled meetings and three special board meetings for a total of seven meetings during the fiscal year ended December 31, 2000.

         The Audit Committee of the Board of Directors consisted of directors Chapman, Anderson and Haden, through December 31, 2000. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is included in this proxy statement as Appendix A. The Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company's independent accountants, the scope of the Company's annual audits, fees to be paid to the Company's independent accountants, the performance of the Company's independent accountants and the Company's accounting and financial management practices. A report of the Audit Committee is set forth below. The Audit Committee met seven times during the last fiscal year. All of the members of the Audit Committee are "independent" members as defined under the National Association of Securities Dealers' listing standards.

         The Compensation Committee consisted of directors Anderson and Edens through December 31, 2000. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company's Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. The Compensation Committee met three times during the last fiscal year. A report of the Compensation Committee is set forth below.

         During the fiscal year ended December 31, 2000, each director attended 85% or more of the Board meetings, and each member of the Board who served on one or more of the above-listed committees attended all of the committee(s) on which such director served, in person or by consent.

           AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2000

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with Management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company's disclosures in the financial statements.

         In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Furthermore, the Audit Committee discussed with the independent auditors the auditors' independence from Management and the Company including the matters in the written disclosures required by the Independence Standards Board, and considered the comparability of non-audit services with the auditors' independence.

         The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without Management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The Audit Committee held seven meetings during the fiscal year ended December 31, 2000.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

AUDIT COMMITTEE: Jerry W. Chapman (Chairman), J. Robert Anderson and Dr. C. Roland Haden. February 20, 2001

                              DIRECTOR COMPENSATION

         We do not pay directors who are also officers of the Company additional compensation for their service as directors. Through March 2000, compensation for each non-employee director included the following:

         * $1,000 for each regularly scheduled Board of Directors meeting attended,

         *  $500 for each committee meeting attended,

         * quarterly stipends of $4,000 for members who were not a committee chairman,

         *  quarterly stipends of $4,500 for committee chairmen,

         *  $1,000 each for attendance at special meetings of the board,

         *  expenses of attending Board and Committee meetings, and

         * annual stock option grants to purchase 5,000 shares of Common Stock, pursuant to the Company's 1990 Directors' Stock Option Plan (as amended), at the market price five days after the date of the board meeting following the close of the third quarter.

         Beginning April 1, 2000, the following compensation revisions were made to the above non-employee director compensation plans:

         * chairman of the audit committee received a stipend of $5,000 per quarter, and

         *  all audit committee members received $1,000 per committee meeting.

         All other compensation for non-employee directors listed above remained the same.

OTHER COMPENSATION

         In addition, unrelated to Jerry Chapman's participation on the board of directors of Inter-Tel, Incorporated, but pursuant to a separate consulting agreement to provide professional services to Cirilium Corporation ("Cirilium"), on January 1, 2000, Mr. Chapman received rights to purchase 50,000 shares of Cirilium common stock at a price of $.667 per share. In addition, Mr. Chapman received cash compensation of $45,000, paid directly by Cirilium, for providing consulting services during 2000. On March 1, 2000, Mr. Chapman acquired 50,000 shares of common stock of Cirilium pursuant to the rights granted in January. Each of these events occurred prior to the date that Mr. Chapman joined the board of directors of Cirilium.

         In April 2000, Mr. Chapman was elected to Cirilium's board of directors. On June 1, 2000, for services as a member of the board of directors of Cirilium, Mr. Chapman was granted vested options to purchase an additional 50,000 shares of Cirilium common stock at a price of $1.20 per share.

    In addition, in connection with his services as a member of the board of directors of Cirilium, on January 31, 2000, Steven Mihaylo was granted fully vested options to purchase stock in Cirilium of 50,000 shares at a price of $1.20 per share. Cirilium is a corporation that was formed as a joint venture between the Company and Hypercom Corporation to develop and market IP telephony products and services. The Company owns approximately 19.9% of the outstanding capital stock of Cirilium.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table summarizes compensation earned for services rendered to the Company during the fiscal years 2000, 1999 and 1998 by the Chief Executive Officer and the five other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2000 (the "Named Executive Officers"), and whose aggregate salary and bonus in fiscal 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                        Compensation
                                                                           Awards
                                                                           ------            All
                                                                         Securities         Other
                                                  Salary     Bonus       Underlying     Compensation
Name and Position                     Year         ($)        ($)        Options (#)       ($) (1)
-----------------                     ----         ---        ---        -----------       -------
           (a)                         (b)         (c)        (d)            (g)             (i)
Steven G. Mihaylo (3)                 2000       300,000           0              0          6,000
   Chairman and Chief                 1999       300,000           0              0          6,000
   Executive Officer                  1998       300,000     210,000      (160,000)          6,000

Norman Stout (3), (4)                 2000       298,462           0              0         47,012
   Exec. Vice President and           1999       257,692     113,271              0          9,835
   Chief Administrative Officer       1998       153,125     146,026        160,000        548,447

Craig W. Rauchle                      2000       298,462           0              0         14,996
   Exec. Vice President               1999       257,692     113,271              0         11,773
                                      1998       241,154     232,750              0         11,130

Ross E. McAlpine                      2000       175,000           0              0         10,690
   Senior Vice President              1999       174,231      80,938              0          7,706
                                      1998       170,000     151,500              0         16,561

Jeffrey T. Ford                       2000       190,316           0         15,000          4,841
   Sr. Vice President and             1999       172,692      73,959              0          2,500
   Chief Technology Officer           1998       153,192      57,000         20,000          2,230

Kurt R. Kneip                         2000       149,615           0          5,000          5,013
   Vice President/CFO/                1999       138,461      17,500              0          2,500
   Secretary/Asst. Treasurer          1998       128,077      56,750              0          2,230

(1) The Company contribution under 401(k) Retirement Plan for 2000 is estimated to be $5,100 each for Messrs. Stout and Rauchle, $4,841 for Mr. Ford, $5,013 for Mr. Kneip and $4,446 for Mr. McAlpine. Messrs. Mihaylo, Stout and Rauchle each received auto allowances of $6,000 and Mr. McAlpine received an auto allowance of $4,800 during 2000. Messrs. Stout and Rauchle received reimbursements of $35,912 and $3,896, respectively, for club dues and expenses. Each executive officer, except Norman Stout, was allocated common stock through 1997 under the Employee Stock Ownership Plan (a maximum for each executive officer of 44 shares in 1997).
(2)      No compensation is present under omitted columns (e), (f) and (h).
(3) Mr. Mihaylo was granted an option to purchase 400,000 shares of the Company's Common Stock during 1997. In 1998, Mr. Mihaylo forfeited an option to purchase 160,000 of these 400,000 shares, leaving Mr. Mihaylo an option to purchase a total of 240,000 shares as of June 1, 1998. Mr. Stout was granted an option to purchase 160,000 shares of the Company's Common Stock on this same date. Mr. Mihaylo's forfeited options were deemed to be forfeited on a pro-rata basis for vesting purposes.
(4) Other Compensation for 1998 includes a payment for forfeited bonus and in-the-money stock options totaling $531,840 due to Mr. Stout during prior employment, $11,500 for services that Mr. Stout performed while on the board of directors, and other expenses as described in note (1) above.

         In addition, in connection with their service as members of the board of directors of Cirilium, on January 31, 2000, Messrs. Mihaylo and Stout were granted fully vested options to purchase stock in Cirilium of 50,000 shares each at $1.20 per share. On January 31, 2000, Messrs. Ford, McAlpine and Kneip also received fully vested options to purchase stock in Cirilium of 36,000, 10,000 and 10,000 shares at $1.20 per share. Mr. Kneip exercised his option to purchase 5,000 shares of Cirilium stock at a price of $1.20 per share on March 20, 2000.

                     AGGREGATED OPTION EXERCISES IN 2000 AND
                         DECEMBER 31, 2000 OPTION VALUES

                                                         Number of
                                                        Unexercised       Value of in-the-money
                                                          Options                options
                                                       At December 31,        At December 31,
                            Shares                      2000 (#) (2)             2000 ($)
                           Acquired      Value          ------------             --------
                          on Exercise   Realized        Exercisable/           Exercisable/
Name                          (#)       ($) (1)         Unexercisable         Unexercisable
----
          (a)                 (b)         (c)                (d)                     (i)
Steven G. Mihaylo               0            0        48,000 / 96,000                  0 / 0
Norman Stout                    0            0        69,000 / 96,000                  0 / 0
Craig W. Rauchle                0            0       214,495 / 64,000            244,688 / 0
Ross E. McAlpine                0            0        87,000 / 40,000       170,438 / 29,250
Jeffrey T. Ford                 0            0        81,800 / 46,200        175,763 / 7,800
Kurt R. Kneip                 500        1,219        50,500 / 21,000        148,969 / 9,750

(1) Potential unrealized value is (i) the fair market value of the Common Stock at December 31, 2000 ($7.69 per share) less (ii) the option exercise price, multiplied by (iii) the number of shares held by each person. The amounts in this column may not represent amounts actually realized by the Named Executive.
(2) Of the options noted, Mr. Stout was granted 5,000 of the exercisable stock options while Mr. Stout was a director of the Company, prior to his election as an officer of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2000:

                                                                                  Potential Realizable Value
                   Number of                                                      at Value Assumed Annual
                   Securities   Percent of Total                                  Rates of Stock Price Apprecia-
                   Underlying   Options Granted                                   tion for Option Terms (3)
                    Options     To Employees            Exercise     Expiration   -------------------------
Name                Granted     In Fiscal Year (1)    Price ($/Sh)    Date (2)    5%($)             10%($)
----                -------     ------------------    ------------    --------    -----             ------
Jeffrey T. Ford     15,000             1.2%              $12.875      8/8/2010    121,455           307,792
Kurt R. Kneip        5,000             0.4%              $12.875      8/8/2010     40,485           102,597

----------------------------------------------- -------------------- -------------------
Increase in market value of the Company's        5% (to $12.52/sh)    10% (to $19.94/sh)
Common Stock for all stockholders at assumed
annual rates of stock price appreciation (as
used in the table above) from $7.6875 per
share, over the ten-year period, based on
25.95 million shares outstanding on December
31, 2000.                                          $210.1 million       $532.5 million
----------------------------------------------- -------------------- -------------------

(1) The Company granted options to purchase 1,209,000 shares of Common Stock to employees and directors in fiscal 2000 pursuant to the Company's 1994 and 1997 Long Term Incentive Plans and 1990 Director Stock Option Plan, in each case as amended. The above listed executive officer option grants vest at a rate of 20% per year on the anniversary of the grant date. All Director Stock Option Plan grants vest six months from the date of grant. The exercise price for all stock options to purchase Common Stock equals the fair market value of the Common Stock on the date of grant.
(2) The term of each option is ten years. Options may terminate before their expiration upon the termination of the optionee's status as an employee or consultant, or upon the death of the optionee.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent upon the Company's future financial performance, overall market conditions and the option holders' continued employment or consultancy through the vesting period.

COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2000

EXECUTIVE COMPENSATION PRINCIPLES

         The Company's Compensation Committee's responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee's policy regarding compensation of the Company's executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company's primary goal of increasing shareholder value. Through 2000, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and some middle managers of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options granted to Named Executive Officers on May 28, 1997 include market price "hurdles" which must be met in order to accelerate the stock option vesting provisions. These stock options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at a rate of at least 30% per year from the exercise price. Options that do not vest pursuant to this accelerated vesting provision vest at the end of either four or five years from the date of grant.

         Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company's 401(k) Thrift Savings Plan, the Inter-Tel Employee Stock Purchase Plan and the Inter-Tel Employee Stock Ownership Plan.

         During 1999, each of the Named Executive officers and other officers and selected employees of the Company were offered loans to acquire the Company's common stock. Promissory Notes were established to cover the cost of exercise of stock options, including applicable taxes, or the cost of the Company's common stock purchased in the open market during May and June of 1999. The loans are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the common stock certificates as collateral. Messrs. Mihaylo and Kneip each paid off their respective loans in full during 1999. Messrs. Stout, Rauchle, Ford and McAlpine each continue to participate in the loan program. The following table sets forth the details of the stock option loans for each of the Named Executive officers through December 31, 2000.

                                         Life-to-date       Principal and           Loan
                      Original Stock        Accrued       Interest Payments      Balance at
Name                 Loan Balance ($)    Interest (a)    Through 12-31-00(b)    12-31-00 (c)
----                 ----------------    ------------    -------------------    ------------
Steven G. Mihaylo         471,117            4,253             475,370                   0
Norman Stout              266,026           25,704              12,343             279,387
Craig W. Rauchle          106,816           10,330               4,965             112,181
Jeffrey T. Ford           110,024           10,627               5,101             115,550
Ross E. McAlpine          114,657           10,584               4,825             120,416
Kurt R. Kneip              35,921              159              36,080                   0

(a) Accrued interest is the lesser of the amount accrued through December 31, 2000 or date of loan payoff.
(b) Messrs. Mihaylo and Kneip paid off their loans on July 29, 1999 and June 26, 1999, respectively.
(c)      Loan balance includes accrued interest through December 31, 2000.

         The Compensation Committee intends to continue to consider expansion of executive compensation to include deferred cash and equity-based compensation integrated with the attainment of specific long-term performance goals and shareholder value enhancement.

EXECUTIVE COMPENSATION PROGRAM FOR KEY EXECUTIVES

         The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size and capitalization. Salary changes are based upon the Compensation Committee's assessment of the executive's performance and the scope and complexity of the position held.

         At the beginning of 2000, the Compensation Committee considered the Company's target earnings per share goals and the business plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. Fifty percent of the performance award opportunities for Messrs. Ford and McAlpine were based on earnings and specific measurements of their respective operating segments of the Company. Maximum bonus awards, ranging from 50% to 100% of annual base compensation were set for the Named Executive Officers.

         As indicated above, annual cash bonus awards are integrated with performance against specific earnings per share goals set forth in the Company's business plan. Performance benchmarks are tied to the specific earnings per share performance of the Company.

         The performance levels were not achieved during 2000 for any of the Named Executive Officers. Accordingly, no bonuses were earned for 2000 for any of these executives.

CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer's salary was determined based on periodic reviews of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer's performance against the Company's 1999 performance. The Compensation Committee determined the CEO's 2000 bonus opportunity based on similar Company consolidated earnings performance criteria used to determine bonuses for the other executive officers. However, Mr. Mihaylo earned no bonus for 2000. In May 1997, Mr. Mihaylo was granted stock options for the first time in the Company's history. The Compensation Committee granted an option to purchase 400,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on May 28, 1997. During 1998, Mr. Mihaylo forfeited 160,000 of those options, which were deemed to be forfeited on a pro-rata basis for vesting purposes. Mr. Mihaylo's options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at least 30% per year over the option grant price. Stock options that do not vest pursuant to this accelerated vesting provision set forth above vest and become exercisable at the end of five years from the date of grant. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2000.

COMPENSATION COMMITTEE: J. Robert Anderson (Chairman) and Gary D. Edens.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                  AMONG INTER-TEL, PEER GROUP AND NASDAQ MARKET

         The following graph compares the cumulative total return of the Company's Common Stock with the Nasdaq market index and a self-determined peer group index from December 1995 to December 2000. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown.



                              [PLOT POINTS CHART]


                                     LEGEND

Description                      12/31/95 12/31/96 12/31/97 12/29/98 12/31/99 12/31/00 3/15/01
-----------                      -------- -------- -------- -------- -------- -------- -------
INTER-TEL, INCORPORATED            100.0    61.54   125.50   151.41   161.94    49.80   65.58
Nasdaq Composite Index             100.0   123.04   150.69   212.51   394.92   237.62  186.66
Self-Determined Peer Group (1)     100.0   107.96   144.25   119.91   105.75    37.50   37.85

(1) Companies in the Self-Determined Peer Group: COMDIAL CORP, MITEL CORP, and NORSTAN INC

Notes:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 12/31/95.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Please refer "Executive Compensation Principles" above for information regarding loans offered to Named Executive officers to acquire the Company's common stock.

         Two of the Company's executive officers received loans from Inter-Tel during 1999 to acquire common stock in Cirilium, a company formed during 1999 that is jointly owned by Inter-Tel and Hypercom Corporation. Norman Stout and Craig Rauchle received loans on December 29, 1999 of $250,000 and $200,000, respectively, to acquire 375,000 and 300,000 shares, respectively, of voting common stock of Cirilium. The Promissory Notes are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the Cirilium common stock certificates as collateral.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except that Mr. Chapman's Form 3 due after his election to the Board of Directors in December 1999 was not timely filed and his Form 5 with respect to a transaction in December 1999 was not timely filed.

                 AMENDMENT OF THE 1997 LONG TERM INCENTIVE PLAN
                                (PROPOSAL NO. 2)

         The Company's 1997 Long Term Incentive Plan (the "Stock Plan") was adopted by the Board of Directors in 1997 and approved by the shareholders in April 1997. The Stock Plan provides for the grant of incentive stock options to the Company's employees and nonstatutory stock options and stock purchase rights to the Company's employees, directors and consultants. On February 27, 2001 the Company's Board of Directors authorized an amendment of the Stock Plan, subject to stockholder approval, that provides for an automatic increase in the number of shares of Common Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustment for all stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Board of Directors (the "Renewal Feature"). The stockholders are being requested to approve this amendment at the Annual Meeting of Stockholders. The following table summarizes the stock option plan data for all Company employee Stock Plans As of March 22, 2001:

---------------------------------- --------------- -------------- ------------------- ---------------------
DESCRIPTION                           1997 PLAN       1994 PLAN     ACQUISITION PLAN     TOTAL STOCK PLANS
---------------------------------- --------------- -------------- ------------------- ---------------------
---------------------------------- --------------- -------------- ------------------- ---------------------
Plan authorizations                     3,650,000      2,000,000             598,428             6,248,428
---------------------------------- --------------- -------------- ------------------- ---------------------

---------------------------------- --------------- -------------- ------------------- ---------------------
Aggregate options granted and
   outstanding                          2,756,150        670,150             530,531             3,956,831
---------------------------------- --------------- -------------- ------------------- ---------------------

---------------------------------- --------------- -------------- ------------------- ---------------------
Weighted average exercise price            $12.74          $8.58              $15.17                $12.36
---------------------------------- --------------- -------------- ------------------- ---------------------

---------------------------------- --------------- -------------- ------------------- ---------------------
Options exercised under plans             285,850      1,315,324              29,397             1,630,571
---------------------------------- --------------- -------------- ------------------- ---------------------

---------------------------------- --------------- -------------- ------------------- ---------------------
Shares available for future grant         608,000         14,526              38,500               661,026
---------------------------------- --------------- -------------- ------------------- ---------------------

         The Stock Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees. This practice has enabled the Company to attract and retain the talent that it continues to require. In order to attract the service of valuable employees as the Company continues to grow, it will be necessary to continue to offer these equity incentives. In addition, in order to retain the services of the Company's current employees, it will be necessary to grant additional options to these employees as older options become fully vested. With the demand for highly skilled employees at an all time high, especially in the technology industries, management believes it is critical to the Company's success to maintain competitive employee compensation programs. The Board believes that the number of shares reserved under the Stock Plan and the other plans described above will be inadequate to satisfy the other equity needs of the Company. The Board believes that the Renewal Feature will provide the Company with the needed flexibility to maximize the value of the Stock Plan as a tool to motivate employees to increase stockholder value. The Board of Directors believes it is in the Company's best interests to adopt the Renewal Feature to the Stock Plan so that the Company may continue to attract and retain the services of key employees by granting options to purchase the Company's Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

         The material features of the Stock Plan are outlined below:

SUMMARY OF THE STOCK PLAN

GENERAL. The Stock Plan provides for the grant of options and rights to purchase shares of the Company's Common Stock to key employees (including officers). Options granted under the Stock Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board of Directors or a committee designated by the Board.

PURPOSE. The general purposes of the Stock Plan are to promote the success and enhance the value of the Company by linking the personal interests of its key employees with an incentive for outstanding performance. It is further intended to attract, motivate and retain the services of the best available officers and key employees.

ADMINISTRATION. The Stock Plan is administered by the Board of Directors ("Board") or a committee designated by the Board ("Committee"), as may be necessary to comply with the rules governing plans intended to qualify as discretionary grant plans under Rule 16b-3.

ELIGIBILITY. The Stock Plan provides that incentive stock options, nonstatutory stock options and stock purchase rights may be granted to key employees (including officers) of the Company who are responsible for the continued growth and development and the financial success of the Company. The Board or the Committee shall determine which eligible persons shall be granted options, provided, however, no person who, at the date of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock in the Company shall be granted incentive stock options.

NONTRANSFERABILITY OF OPTIONS. An option is non-transferable by the optionee other than by will or laws of descent and distribution, and is exercisable during an optionee's lifetime only by the optionee.

GRANT LIMITATION. No incentive stock option may be granted on or after April 23, 2007. The Stock Plan also provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

EXERCISE PRICE. The exercise price of options and stock purchase rights granted under the Stock Plan is determined by the Board or the Committee and must not be less than 100% of the fair market value of the Company's Common Stock at the time of grant.

EXERCISE OF OPTIONS AND RIGHTS. Options become exercisable at such times as are determined by the Board or the Committee and are set forth in the individual option agreements. Generally, options granted to employees vest as to 20% per year over a five (5) year period. An option is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option shall be determined by the Board or the Committee.

TERMINATION. The Stock Plan gives the Board or the Committee the authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant for any reason other than death or disability, then the optionee, at the discretion of the Board, may have the right to exercise an existing unexercised option up to ninety (90) days after the date of termination, but only to the extent that the optionee was entitled to exercise such option at the date of such termination, and the stock option agreement does not further limit the exercise period. If such termination is due to disability within the meaning of Section 422(c) of the Code, the optionee shall have the right to exercise an existing unexercised option at any time within twelve (12) months of the termination date. If such termination is due to death, the optionee's legal representative may exercise any vested options before the earlier of (i) the date the option would have lapsed had the optionee not died, or (ii) fifteen (15) months after the optionee's death. Any unvested options shall vest immediately, but in no event shall an option be exercisable beyond the option term.

TERMINATION OF OPTIONS. Options granted under the Stock Plan expire as determined by the Board or Committee, but in no event later than ten (10) years from date of grant. No option may be exercised by any person after its expiration.

ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. The number of shares covered by each outstanding option or stock purchase right, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company.

TRANSFER OF CONTROL. In the event that the Company is a participant in any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall become fully exercisable after the closing of such merger or consolidation, unless such option or purchase right would be terminated, in which case, the option or right would be fully vested and exercisable prior to the closing of such merger or consolidation. Any option or stock purchase right which is neither assumed nor exercised as of the date of such merger or consolidation will terminate upon the effectiveness thereof.

AMENDMENT OR TERMINATION OF THE STOCK PLAN. The Board may amend, alter, suspend or terminate the Stock Plan or any part thereof from time to time, with respect to any shares at such time not subject to options or stock purchase rights; provided, however, that without the approval of a majority of the Company's stockholders, no amendment may (a) materially increase the number of shares reserved for issuance under the Stock Plan or (b) materially change the designation of the class of persons eligible to receive options and stock purchase rights.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

STOCK RIGHTS. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of 14 forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

RESTRICTED STOCK. A purchaser of restricted stock recognizes ordinary income equal to the difference between the purchase price, if any, and the fair market value of the shares (the "spread") as any right of the Company to repurchase the shares at the original purchase price lapses (that is, as the stock "vests"). Under current federal tax law, the purchaser may elect to include the spread in ordinary income at the time of grant. Any subsequent gain or loss upon resale of the shares by the purchaser is treated as long or short-term capital gain or loss, depending on how long the shares are held. The Company is entitled to a federal tax deduction in the same amount and at the same time as the purchaser realizes ordinary income.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE EMPLOYEE OR CONSULTANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE'S OR PURCHASER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE STOCK PLAN

The grant of options under the Stock Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 1997 Stock Plan. Accordingly, future awards are not determinable.

In fiscal 2000, from the 1997 Stock Plan, options to purchase 736,500 shares of Common Stock were granted to all employees (excluding executive officers) and options to purchase 20,000 shares of Common Stock were granted to executive officers (15,000 to Mr. Ford and 5,000 to Mr. Kneip). In fiscal 2001, to date options to purchase 671,500 shares of Common Stock were granted to all employees (including executive officers), of which 175,000 options each were granted to Messrs. Rauchle and Stout, and 20,000 options each were granted to Messrs. Ford and Kneip. See "Executive Compensation--Stock Option Grants and Exercises" for the number of stock options granted to each of the executive officers named in the Summary Compensation Table during the last fiscal year and "Election of Directors - Director Compensation" for the number of stock options granted to each of the directors during the last fiscal year.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

         Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors of the Company has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2001. Ernst & Young LLP has issued its report, included in the Company's Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2000. Ernst & Young LLP has served the Company in this capacity every year that the Company has been publicly traded. Fees for the last annual audit were $200,000, and all other fees were $78,500, including audit related services of $63,500, and non-audit services of $15,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements. The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal year ended December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                        By Order of the Board of Directors



                                        Kurt R. Kneip, Secretary
                                        March 23, 2001


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                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

     This Audit Committee Charter (Charter) governs the operations of the Audit Committee (Committee) of Inter-Tel, Incorporated (Inter-Tel or Company). The charter will be reviewed and reassessed by the Committee, and will be approved by the Board of Directors (Board), at least annually. The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of Management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from Management and the Company. All Committee members will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Committee will provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's:

*    Financial statements and financial reporting process
*    Systems of internal accounting and financial controls
*    Internal audit function
*    Annual independent audit of the Company's financial statements
* Legal compliance and ethics programs as established by Management and the Board

     It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and Company Management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and, further, it has the power to retain outside counsel, or other experts, for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. It should take appropriate action to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding the Committee may supplement them as appropriate.

* The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss the auditors independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.
* The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee will discuss with Management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk as well as legal and ethical compliance programs. Further, the Committee will meet separately with the internal auditors and the independent auditors, with and without Management present, to discuss the results of their examinations.


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*    The Committee shall review the interim financial statements with Management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.
* The Committee shall review with Management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.


  /s/ Jerry W. Chapman, Audit Committee Chairman
-----------------------
Jerry W. Chapman

  /s/ J. Robert Anderson, Audit Committee Member
-------------------------
J. Robert Anderson

  /s/ Dr. C. Roland Haden, Audit Committee Member
--------------------------
Dr. C. Roland Haden

April 17, 2000


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


             INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
                      WEDNESDAY, APRIL 30, 2001, 10:00 A.M.
             4909 E. MCDOWELL RD, SUITE 106, PHOENIX, ARIZONA 85008

INTER-TEL, INCORPORATED
120 N. 44TH STREET, SUITE 200
PHOENIX, AZ 85034                                                          PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 30, 2001.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.
By signing the proxy, you revoke all prior proxies and appoint Kurt R. Kneip, Jeffrey T. Ford and Norman Stout, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THERE ARE TWO WAYS TO VOTE YOUR PROXY. YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 29, 2001.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
* Follow the simple instructions the Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inter-Tel, Incorporated, c/o Shareowner
Services...., P.O. Box 64873, St. Paul, MN 55164-0873. IF YOU VOTE BY PHONE,
PLEASE DO NOT MAIL YOUR PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
1.   Election of directors:

01 Steven G. Mihaylo             Vote FOR all nominees (except as marked)
02 J. Robert Anderson
03 Jerry W. Chapman

04 Gary D. Edens                 Vote WITHHELD from all nominees
05 C. Roland Haden

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S)
OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)  __________________________

2.   To approve an amendment of the 1997 Long Term    For     Against    Abstain
     Incentive Plan to provide for an automatic increase in the number of shares of Common
     Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a)
     2.5 % of the outstanding shares on that date,
     (b) 750,000 shares (subject to appropriate adjustment for all stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Board of Directors.


3.   To consider and ratify the appointment of the    For     Against    Abstain
     Company's independent auditors.

4.   To transact such other business as may           For     Against    Abstain
     properly come before the meeting or any
     adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box    Indicate changes below:

Date: _____________________________

Signature(s) in Box:  __________________________________________
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.


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